EXHIBIT 11

                 PULASKI FURNITURE CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE


                                                                         Year Ended
                                                  -----------------------------------------------------------------
                                                        November 3,        October 29,               October 30,
                                                           1996               1995                      1994
                                                  --------------------   -------------------   --------------------
PRIMARY

Average shares outstanding                                  2,838,836             2,841,426              2,853,711

Dilutive stock options - based on
         treasury stock method using
         average market prices                                  4,164                 8,255                 24,150

Dilutive shares under Employee
         Stock Purchase Plan - based
         on average shares issuable                            15,303                13,447                 10,801
                                                  --------------------   -------------------   --------------------

         TOTAL                                              2,858,303             2,863,128              2,888,662
                                                  ====================   ===================   ====================


Net income before cumulative
         effect of accounting change                       $4,308,067            $4,475,171             $2,772,402
Cumulative effect of accounting change                                                                     396,092
                                                  --------------------   -------------------   --------------------
Net income after cumulative
         effect of accounting change                       $4,308,067            $4,475,171             $3,168,494
                                                  --------------------   -------------------   --------------------

Net income per share:
         Before cumulative effect                               $1.51                 $1.56                  $0.96
         Cumulative effect of accounting change                                                               0.14
                                                  --------------------   -------------------   --------------------
         After cumulative effect                                $1.51                 $1.56                  $1.10
                                                  ====================   ===================   ====================


FULLY DILUTED

Average shares outstanding                                  2,838,836             2,841,426              2,853,711

Dilutive stock options - based on
         treasury stock method using
         the greater of year-end market
         value or average market value                          4,164                 8,255                 24,150

Dilutive shares under Employee
         Stock Purchase Plan - based
         on average shares issuable                            15,303                13,447                 10,801
                                                      ----------------   -------------------   --------------------

         TOTAL                                              2,858,303             2,863,128              2,888,662
                                                      ----------------   -------------------   --------------------

Net income per share:
         Before cumulative effect                               $1.51                 $1.56                  $0.96
         Cumulative effect of accounting change                                                               0.14
                                                       --------------   -------------------   --------------------
         After cumulative effect                                $1.51                 $1.56                  $1.10
                                                       ==============   ===================   ====================
